                                                                    Exhibit 99.2

                         WESTERN MULTIPLEX CORPORATION

              CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands)

                                                                              September 28,                December 31,
                                                                                 2001                         2000
                                                                           ------------------         -------------------
                                                                              (unaudited)
                             ASSETS

Current assets:
    Cash and cash equivalents                                              $            9,546         $           31,094
    Short-term investments                                                              9,908                     20,633
    Accounts receivable, net                                                           30,230                     34,292
    Inventory                                                                          21,163                     10,949
    Prepaid expenses and other                                                          2,371                      4,970
    Deferred tax assets                                                                 4,197                      1,573
                                                                           ------------------         ------------------
        Total current assets                                                           77,415                    103,511
Long-term investments and other                                                         3,110                      3,014
Equipment and leasehold improvements, net                                               8,742                      5,381
Deferred tax assets                                                                     3,455                      3,565
Other long-term assets                                                                  2,840                      2,500
Goodwill and other intangible assets, net                                              39,478                     22,906
                                                                           ------------------         ------------------
        Total assets                                                       $          135,040         $          140,877
                                                                           ==================         ==================


                LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Accounts payable                                                       $            5,844         $           10,208
    Accrued liabilities                                                                 4,584                      8,582
    Payable to parent company                                                               -                         35
                                                                           ------------------         ------------------
         Total current liabilities                                                     10,428                     18,825
Long-term debt                                                                              -                         28
                                                                           -------------------        ------------------


        Total liabilities                                                              10,428                     18,853
                                                                           -------------------        ------------------


Stockholders' equity:
    Common stock                                                                          988                        975
    Paid-in capital                                                                   154,001                    141,341
    Treasury stock                                                                    (21,000)                   (21,000)
    Deferred stock compensation                                                          (324)                    (4,310)
    Other comprehensive income                                                            128                         12
    Retained earnings (deficit)                                                        (8,263)                     6,068
    Less: Employee stock subscription receivable                                         (918)                    (1,062)
                                                                           -------------------        ------------------
        Total stockholders' equity                                                    124,612                    122,024
                                                                           -------------------        ------------------
        Total liabilities and stockholders' equity                         $          135,040         $          140,877
                                                                           ===================        ==================

The accompanying notes are an integral part of these condensed consolidated financial statements.

                          WESTERN MULTIPLEX CORPORATION

                    CONDENSED CONSOLIDATED INCOME STATEMENTS
                                  (Unaudited)
               (In thousands, except share and per share amounts)

                                                                            Three Months Ended                Nine Months Ended
                                                                     September 28,    September 29,   September 28,    September 29,
                                                                         2001             2000             2001             2000
                                                                     ------------     -------------   -------------    -------------
Revenue                                                              $     21,675     $     29,909    $     81,555     $     67,873
Cost of revenue                                                            12,829           14,775          43,813           31,840
                                                                     ------------     ------------    ------------     ------------
      Gross profit                                                          8,846           15,134          37,742           36,033
                                                                     ------------     ------------    ------------     ------------
Operating expenses:
      Research and development                                              5,151            3,298          14,282            8,067
      Sales and marketing                                                   7,324            4,767          20,441           10,518
      General and administrative                                            3,103            1,545           9,463            4,097
      Amortization of goodwill                                              1,491              722           3,727            1,660
      Amortization of deferred stock compensation                             303              946           2,559            2,914
      Impairment of goodwill                                                 --               --             4,331             --
      Restructuring charges                                                   396             --             1,816             --
      Merger costs                                                           --               --                30             --
                                                                     ------------     ------------    ------------     ------------
         Total operating expenses                                          17,768           11,278          56,649           27,256
                                                                     ------------     ------------    ------------     ------------
         Income (loss) from operations                                     (8,922)           3,856         (18,907)           8,777
Interest income (expense), net                                                304              258           1,220             (966)
                                                                     ------------     ------------    ------------     ------------
         Income (loss) before taxes                                        (8,618)           4,114         (17,687)           7,811
Income tax provision (benefit)                                             (2,905)           2,030          (3,356)           4,413
                                                                     ------------     ------------    ------------     ------------
         Income (loss) before extraordinary item                           (5,713)           2,084         (14,331)           3,398
Loss on early extinguishment of debt,
      net of income tax benefit                                              --                394            --                394
                                                                     ------------     ------------    ------------     ------------
         Net income (loss)                                           $     (5,713)    $      1,690    $    (14,331)    $      3,004
                                                                     ============     ============    ============     ============
Basic earnings (loss) per share                                      $      (0.10)    $       0.03    $      (0.25)    $       0.07
                                                                     ============     ============    ============     ============
Diluted earnings (loss) per share                                    $      (0.10)    $       0.03    $      (0.25)    $       0.06
                                                                     ============     ============    ============     ============
Shares used to compute basic earnings (loss) per share                 57,747,335       49,707,477      57,084,837       44,225,561
                                                                     ============     ============    ============     ============
Shares used to compute diluted earnings (loss) per share               57,747,335       54,946,756      57,084,837       50,015,671
                                                                     ============     ============    ============     ============

  The accompanying notes are an integral part of these condensed consolidated financial statements.

                          WESTERN MULTIPLEX CORPORATION

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (Unaudited)
                                 (In thousands)

                                                                                          Nine Months Ended
                                                                                 ------------------------------------
                                                                                  September 28,       September 29,
                                                                                      2001                2000
                                                                                 ----------------    ----------------
Cash flows from operating activities:
      Net income (loss)                                                              $   (14,331)         $    3,004
      Adjustments to reconcile net income (loss) to net cash used in operating activities:
          Depreciation and amortization                                                    8,403               5,390
          Amortization of deferred financing costs                                             -                 748
          Impairment of goodwill                                                           4,331                   -
          Provision for bad debts                                                            821                 149
          Provision for sales returns                                                      2,162                 513
          Assets and liabilities, net of acquisition:
             Accounts receivable                                                           1,079             (17,854)
             Inventory                                                                   (10,214)             (5,952)
             Prepaid expenses and other                                                    2,664              (1,402)
             Deferred tax assets                                                          (2,514)                435
             Other long-term assets                                                         (290)             (2,500)
             Accounts payable and accrued liabilities                                    (10,120)              8,677
             Payable to parent company                                                       (35)             (1,303)
             Other long-term obligations                                                       -                  38
                                                                                 ----------------    ----------------
                  Net cash used in operating activities                                  (18,044)            (10,057)
                                                                                 ----------------    ----------------
Cash flows from investing activities:
      Purchases of equipment and leasehold improvements                                   (4,388)             (2,310)
      Purchases of investment securities                                                 (10,154)                  -
      Proceeds from sale of investment securities                                         20,899                   -
      Cash paid for acquisition of WirelessHome, net of cash acquired                    (10,146)                  -
                                                                                 ----------------    ----------------
                  Net cash used in investing activities                                   (3,789)             (2,310)
                                                                                 ----------------    ----------------
Cash flows from financing activities:
      Net proceeds from issuance of shares                                                   (41)             94,973
      Exercise of stock options                                                              600                   -
      Issuance of employee stock purchase plan shares                                      1,285                   -
      Repayment of long-term debt                                                         (1,703)            (22,000)
      Borrowings on line of credit                                                             -              (2,000)
      Employee stock subscription receivable                                                 144              (1,155)
                                                                                 ----------------    ----------------
                  Net cash provided by financing activities                                  285              69,818
                                                                                 ----------------    ----------------
Net increase (decrease) in cash                                                          (21,548)             57,451
Cash and cash equivalents, beginning of period                                            31,094               1,913
                                                                                 ----------------    ----------------
Cash and cash equivalents, end of period                                             $     9,546          $   59,364
                                                                                 ================    ================
Supplemental Disclosures:
      Cash paid for:
          Interest                                                                   $       138          $    1,514
                                                                                 ================    ================
          Income taxes                                                               $     2,038          $    5,710
                                                                                 ================    ================


Noncash Transactions:
      Issuance of shares and stock options assumed in connection
          with WirelessHome acquisition                                              $    12,061          $        -
                                                                                 ================    ================
      Restructuring charges                                                          $       226          $        -
                                                                                 ================    ================

  The accompanying notes are an integral part of these condensed consolidated financial statements.

                         WESTERN MULTIPLEX CORPORATION



1.   Organization and Operations of the Company

Western Multiplex Corporation (the "Company") was founded in 1979 in Sunnyvale, California. In 1992, the Company launched the Lynx broadband wireless access systems, which are primarily used by wireless operators to connect their base stations to other base stations and to existing wire line networks. In 1999, the Company introduced the Tsunami broadband wireless access systems, which are primarily used by service providers, businesses and other enterprises to expand or establish private networks carrying Internet traffic among multiple facilities.

The Company was acquired by GTI Acquisition Corporation ("GTI"), a wholly-owned subsidiary of Glenayre Technologies Inc. ("Glenayre") in 1995.

Effective November 1, 1999, a recapitalization of the Company was consummated pursuant to the Amended and Restated Acquisition Agreement by and among GTI, Glenayre, the Company and WMC Holding Corp. ("Purchaser"), dated September 30, 1999 (the "Agreement") in accordance with the Agreement:

      o The Company borrowed $22.0 million under two term loan arrangements and drew down $2.0 million on a $10.0 million revolving credit facility with Credit Suisse First Boston.

      o The Company redeemed 42 million shares of Class B common stock of the 80 million then outstanding from GTI for $21.0 million.

      o Purchaser acquired approximately 36 million shares of Class B common stock from GTI, or approximately 94.6% of the remaining outstanding shares of the Company, for approximately $16.5 million.

      o The Company incurred approximately $0.8 million in financing costs that were capitalized and $3.1 million in transaction costs related to the equity transactions that were classified as recapitalization costs in the income statement for 1999.

On March 24, 2000, the Company acquired Ubiquity Communication, Inc. ("Ubiquity"), located in Petaluma, California. Ubiquity was a development stage company, which designed and developed point-to-multipoint broadband wireless systems. The Company issued 692,772 shares of Class A common stock in the acquisition and reserved 137,727 shares for issuance upon the exercise of the Ubiquity options assumed. The acquisition was accounted for as a purchase transaction. The total purchase price was valued at $6.4 million. Purchased intangibles and goodwill related to the acquisition totaled approximately $6.8 million and was being amortized on a straight-line basis over the estimated useful life of three years. The Company subsequently granted to certain Ubiquity employees an additional 350,000 options at an exercise price of $.50 under the Western Multiplex Corporation 1999 Stock Incentive Plan. Additionally, certain Ubiquity employees purchased 300,000 shares of WMC Holding Corp. In March 2001, Ubiquity operations were closed due to the acquisition of WirelessHome Corporation.

On August 4, 2000, the Company completed its initial public offering of 7,500,000 shares of Class A common stock at a public offering price of $12.00 per share. On August 31, 2000, the underwriters exercised their option to purchase 1,125,000 additional shares of Class A common stock to cover over-allotments. The initial public offering and subsequent exercise of 1,125,000 shares by the underwriters resulted in net proceeds to the Company of approximately $91.1 million after payment of the underwriter's commission and deduction of offering expenses. Simultaneously with the closing of the initial public offering, all of the Company's then outstanding 38,000,000 shares of Class B common stock and 42,000,000 shares of Class B treasury stock were automatically converted into 38,000,000 shares of Class A common stock and 42,000,000 shares of Class A treasury stock, respectively.

In August 2000, the Company used a portion of the net proceeds from the initial public offering to repay outstanding indebtedness. The Company made the mandatory prepayment of its term notes to Credit Suisse First Boston and also repaid all borrowings outstanding under the revolving credit facility. The total repayment including accrued interest was $28.9 million. In connection with the prepayment of its term notes, the Company wrote off deferred financing costs of $394,000, net of income taxes, and recorded an extraordinary loss on early extinguishment of debt.

In November 2000, the Company entered into an Agreement and Plan of Merger with Adaptive Broadband Corporation ("Adaptive"). This proposed merger was subject to the approval of both the Company's and Adaptive's stockholders in special meetings of the stockholders of each company. In January 2001, prior to the special stockholders' meetings taking place, both companies mutually agreed to terminate the merger agreement.

On March 22, 2001, the Company acquired WirelessHome Corporation ("WirelessHome") located in Long Beach, California. WirelessHome is a development stage company that designs and develops point-to-multipoint systems. The acquisition was accounted for as a purchase. In a cash and stock transaction, the Company acquired WirelessHome for consideration of $23 million, including transaction expenses. The initial purchase price allocation was as follows: $24.6 million to goodwill, $0.4 million to current assets, $0.9 million to other assets and assumed current liabilities of $3.2 million. Unaudited proforma operating results of the Company for the periods indicated assume the WirelessHome acquisition occurred as of January 1, 2000 (in thousands except per share amounts).

                                                               Three months ended          Year ended
                                                               ------------------          -----------
                                                                March 30, 2001         December 31, 2000
                                                                --------------         -----------------
               Revenue                                               $37,585                $105,508
               Net loss from continuing operations                  $(6,994)                $(7,615)
               Diluted loss per share                                $(0.12)                 $(0.16)

Goodwill related to the acquisition is being amortized on a straight-line basis over the estimated useful life of five years. The total purchase price, as well as the initial purchase price allocation, are subject to adjustments upon WirelessHome meeting certain development milestones and other considerations.

WirelessHome replaced Ubiquity in the development of our point-to-multipoint systems, and as such, the Company closed its Ubiquity operations in the quarter ended March 30, 2001. Consequently, the Company recorded restructuring charges of $1.2 million. The charge includes $1.0 million of cash provisions, which include severance of $0.8 million for 12 employees and $0.2 million for future lease commitments and exit costs related to the Petaluma office facility. As of September 28, 2001, approximately $0.8 million of the $1.0 million of cash provisions were incurred with the remainder expected to be paid by the end of 2001. The charge also includes $0.2 million of non-cash provisions primarily related to fixed assets and other assets that will no longer be used at the facility.

In addition, the Company recorded $0.6 million associated with restructuring the operations at the Company's headquarters.

2.   Basis of Presentation

In the opinion of management, the unaudited interim condensed consolidated financial statements furnished in this report reflect all adjustments necessary for a fair presentation of the results of operations for the interim periods covered and of the Company's financial position as of the interim balance sheet date. The results of operations for the interim periods are not necessarily indicative of the results for the entire year. These condensed consolidated financial statements should be read in conjunction with the Company's audited financial statements and the accompanying notes for the year ended December 31, 2000 included in the Company's Form 10-K filed with the Securities and Exchange Commission. The condensed consolidated balance sheet at December 31, 2000 is derived from the Company's audited consolidated financial statements as of that date.

3.   Summary of Significant Accounting Policies

     Revenue Recognition

Revenue from product and part sales is recognized when all of the following conditions are met: the product has been shipped and title has passed to the customer, the selling price is fixed and determinable, the collection of the receivable is probable and there are no post-delivery obligations remaining. Provisions to revenue and cost of revenue are made at the time revenue is recognized for estimated return and warranty costs, respectively.

The Company also provides certain services and rental units to customers. Revenue from services, such as preinstallation, diagnostic testing and product repair services is recognized upon completion of the service and acceptance by the customer. Revenue from product rentals is recognized over the period of the rental.

Under certain agreements with distributors, co-op advertising, price protection or stock rotation rights exist. The Company provides for the estimated costs of marketing arrangements mentioned above, stock rotation and warranty costs at the time when revenue is recognized.

   Inventory

Inventory, net of provisions, is stated at the lower of cost (first-in, first-out), consisting of materials, labor and overhead or market and consists of the following (in thousands):

                                                        September 28,      December 31,
                                                            2001               2000
                                                       ----------------   ---------------
           Raw materials........................              $ 10,380           $ 3,628
           Work-in-process......................                   633             1,646
           Finished goods.......................                10,150             5,675
                                                       ----------------   ---------------
                                                              $ 21,163          $ 10,949
                                                       ================   ===============

Provisions for excess and obsolete inventory were $2.4 million and $1.4 million as of September 28, 2001 and December 31, 2000, respectively.

   Goodwill and Other Intangible Assets

Goodwill represents the excess of cost over the fair market value of net assets acquired. Goodwill pushed down from the 1995 acquisition of the Company by GTI totaled $22.0 million. This goodwill is being amortized on a straight-line basis over its estimated useful life of 30 years, or $0.7 million per year.

Goodwill and other intangible assets related to the acquisition of Ubiquity (see
Note 1) totaled $6.8 million. In March 2001, the Company recorded an impairment of the Ubiquity goodwill of $4.3 million as a result of closing the Ubiquity operations. The amount of the charge equals the unamortized amount of these intangible assets as of the date of closure of the Ubiquity operations as no future benefit is anticipated, since Ubiquity was replaced by WirelessHome as the developer of point-to-multipoint systems.

Goodwill related to the acquisition of WirelessHome totaled $24.6 million. This goodwill is being amortized on a straight-line basis over an estimated useful life of five years. This goodwill is subject to subsequent adjustments (See Note
1).

Subsequent to its acquisitions, the Company assesses long-lived assets acquired for impairment under Financial Accounting Standards Board's ("FASB") Statement of Financial Accounting Standards No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" ("SFAS 121"). Under those rules, the Company reviews long-lived assets and certain identifiable intangibles to be held and used for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company evaluates any possible impairment of long-lived assets using estimates of undiscounted future cash flows. If an impairment loss is to be recognized, it is measured as the amount by which the carrying amount of the asset exceeds the fair value of the asset. Management evaluates the fair value of its long-lived assets and intangibles using primarily the estimated discounted future cash flows method. Management uses other alternative valuation techniques whenever the estimated discounted future cash flows method is not applicable.

   Segment Reporting

In June 1997, the Financial Accounting Standards Board issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information" ("SFAS 131"). SFAS 131 establishes standards for disclosures about operating segments, products and services, geographic areas and major customers. The Company is organized and operates as one operating segment: providing wireless access products. Revenues by geographic area are attributed to the country from which the sale is made. To date, all of the

Company's transactions have originated in one geographic location, the United States, even though many of the Company's customers may operate in foreign as well as domestic markets.

   Major Customers

Two customers accounted for 36.6% and 13.6% of total revenue for the third quarter of 2001, and two customers accounted for 22.4% and 12.8% of total revenue, respectively, for the third quarter of 2000. Two customers accounted for 30.2% and 10.7% of total revenue, respectively, for the nine months ended September 28, 2001, and one customer accounted for 20.5% of total revenue for the nine months ended September 29, 2000.

   Earnings Per Share of Common Stock

Basic and diluted earnings per share are presented in conformity with Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS 128"). Basic earnings (loss) per share under SFAS 128 were computed using the weighted average number of shares outstanding of 57,747,335 and 49,707,477 for the three months ended September 28, 2001 and September 29, 2000, respectively. Diluted earnings per share are determined in the same manner as basic earnings per share except that the number of shares is increased assuming dilutive stock options and warrants using the treasury stock method.

Diluted earnings (loss) per share were computed using the weighted average number of shares outstanding of 57,747,335 and 54,946,756 for the three months ended September 28, 2001 and September 29, 2000, respectively. For the three months ended September 28, 2001, the incremental shares of approximately 888,000 from the assumed exercise of stock options and warrants were not included in computing diluted per share amounts as the Company had a net loss for the period and the effect of such assumed exercise would be antidilutive.

Basic earnings (loss) per share were computed using the weighted average number of shares outstanding of 57,084,837 and 44,225,561 for the nine months ended September 28, 2001 and September 29, 2000, respectively. Diluted earnings per share were computed using the weighted average number of shares outstanding of 57,084,837 and 50,015,671 for the nine months ended September 28, 2001 and September 29, 2000, respectively. For the nine months ended September 28, 2001, the incremental shares of approximately 1,606,000 from the assumed exercise of stock options and warrants were not included in computing diluted per share amounts as the Company had a net loss for the period and the effect of such assumed exercise would be antidilutive.

   Restructuring

The Company accounts for restructuring charges under the provisions of Emerging Issues Task Force ("EITF") No. 94-3 "Liability Recognition for Certain Employee Termination benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)" and Staff Accounting Bulletin ("SAB") No. 100 regarding the accounting for and disclosure of certain expenses commonly reported in connection with exit activities and business combinations.

   Recent Accounting Pronouncements

In July 2001, the FASB issued SFAS No. 141 ("SFAS 141"). "Business Combinations," which supersedes Accounting Principles Board ("APB") Opinion No. 16, "Business Combinations." SFAS 141 eliminates the pooling-of-interests method of accounting for business combinations and modifies the application of the purchase accounting method. The elimination of the pooling-of-interests method is effective for transactions initiated after June 30, 2001. The remaining provisions of SFAS 141 will be effective for transactions accounted for using the purchase method that are completed after June 30, 2001. The Company believes that the adoption of this Statement will not have a material impact on the financial position or the results of operations of the Company.

In July 2001, the FASB also issued SFAS No. 142 ("SFAS 142"), "Goodwill and Intangible Assets," which supersedes APB Opinion No. 17, "Intangible Assets". Under SFAS 142, goodwill and intangible assets with indefinite lives are not amortized but are tested for impairment annually using the fair value approach, except in certain circumstances, and whether there is an impairment indicator, other intangible assets will continue to be valued and amortized over their estimated lives; in-process research and development will continue to be written off immediately; all acquired goodwill must be assigned to reporting units for purposes of impairment testing and segment reporting effective January 1, 2002, and existing goodwill will no longer be subject to amortization. Goodwill arising between June 30, 2001 and December 31, 2001 will not be subject to amortization.

As a result of the Company's adoption of SFAS 142, as of January 1, 2002, the Company will no longer amortize goodwill, thereby eliminating annual goodwill amortization of approximately $5.7 million based on anticipated amortization for 2002. Goodwill amortization for the nine months ended September 29, 2001 pursuant to APB Opinion No. 17 was approximately $3.7 million.

In August 2001, the FASB issued SFAS No. 143 ("SFAS 143") "Accounting for Obligations Associated with the Retirement of Long-Lived Assets." SFAS 143 addresses financial accounting and reporting for the retirement obligation of an asset. SFAS 143 states that companies should recognize the asset retirement cost, at its fair value, as part of the cost of the asset and classify the accrued amount as a liability in the condensed consolidated balance sheet. The asset retirement liability is then accreted to the ultimate payout as interest expense. The initial measurement of the liability would be subsequently updated for revised estimates of the discounted cash outflows. SFAS 143 will be effective for fiscal years beginning after June 15, 2002. The Company has not yet determined the effect SFAS No. 143 will have on its financial position, results of operations, or cash flows.

In October 2001, the FASB issued SFAS No. 144 ("SFAS 144") "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS 144 supercedes the SFAS No. 121 by requiring that one accounting model to be used for long-lived assets to be disposed of by sale, whether previously held and used or newly acquired, and by broadening the presentation of discontinued operations to include more disposal transactions. SFAS 144 will be effective for fiscal years beginning after December 15, 2001. The Company has not yet determined the effect SFAS 144 will have on its financial position, results of operations, or cash flows.

4.   Long-Term Debt

On November 1, 1999, the Company entered into a credit agreement with Credit Suisse First Boston, as agent. The credit agreement included two term notes and a $10 million revolving credit facility maturing in November 2002. The Company may prepay the term notes at any time upon adequate notice to the lender. The term notes also call for mandatory prepayments in the event of an initial public offering of the Company. In August 2000, subsequent to the Company having completed its initial public offering, the Company repaid the term notes and all borrowings outstanding under the revolving credit facility. At September 28, 2001, the Company had no borrowings outstanding under the revolving credit facility.

Upon acquiring WirelessHome in March 2001, the Company assumed outstanding debt of $1.7 million of which all has been repaid as of September 28, 2001.

5.   Common Stock

The Company's common stock consists of Class A and Class B common stock. Holders of Class A common stock are entitled to one vote per share. Holders of Class B common stock are entitled to ten votes per share. Each share of Class B common stock is convertible into one share of Class A common stock at the election of the stockholder or automatically in the event of an initial public offering of the Company.

In conjunction with the recapitalization transaction discussed in Note 1, the Company repurchased 42,000,000 shares of Class B common stock for $21.0 million from Glenayre and held these shares as treasury stock.

Simultaneously with the closing of the Company's initial public offering as discussed in Note 1, all of the Company's then outstanding 38,000,000 shares of Class B common stock and 42,000,000 shares of Class B treasury stock were automatically converted into 38,000,000 shares of Class A common stock and 42,000,000 shares of Class A treasury stock, respectively.

As of September 28, 2001, there were 57,879,654 shares of Class A common stock issued and outstanding and 42,000,000 shares of Class A treasury stock.

   Warrants

In connection with a new operating lease entered into in September 2000, the Company issued 25,000 warrants to the lessor in November 2000. Each warrant is convertible into one share of Class A common stock of the Company at an exercise price of $14.01 per share. These warrants are exercisable during the period beginning on January 1, 2001 and ending on December 1, 2005. The Company has estimated the fair value of the warrants using the Black-Scholes option valuation model and has determined the expense throughout the life of the lease to be immaterial.

In connection with the acquisition of WirelessHome Corporation, the Company assumed a warrant to purchase 4,162 shares of the Company's Class A common stock at an exercise price of $9.61 per share. These warrants expire on December 16, 2009.

   Stock Sales

During the three months ended March 31, 2000, certain Western Multiplex employees and consultants entered into co-investment agreements with WMC Holding Corp. Under the co-investment agreements, 3,830,351 shares were purchased of WMC Holding Corp. at $0.50 per share and WMC Holding Corp. used the proceeds to purchase 3,830,351 shares of Class A common stock of the

Company at $0.50 per share. In connection with the stock sales, the Company granted stock subscription loans to a few employees. As of September 28, 2001, the Company had $918,000 of employee stock subscription receivable outstanding.

   Deferred Stock Compensation

In connection with the grant of certain stock options and sales of certain stock to employees and directors during fiscal 2000, the Company recorded deferred stock compensation within stockholders' equity of $8.5 million, representing the difference between the estimated fair value of the common stock for accounting purposes and the option exercise price of these options at the date of grant or the stock sale price at the date of sale. Such amount is presented as a reduction of stockholders' equity. The portion of deferred stock compensation associated with the stock options will be amortized over the vesting period of the applicable options using an accelerated method of amortization. Under the accelerated method, each vested tranche of options is accounted for as a separate option grant awarded for past services. Accordingly, the compensation expense is recognized over the period during which the services will be provided; however, the method results in a front-loading of the compensation expense. For the portion of deferred stock compensation associated with stock sales, the Company records the expense over the period the shares are vested under the accelerated method. The Company recorded amortization of deferred stock compensation of $303,000, net of cancellations, and $946,000 for the three months ended September 28, 2001 and September 29, 2000, respectively. For the nine months ended September 28, 2001 and September 29, 2000, the Company recorded amortization of deferred stock compensation of $2.6 million, net of cancellations, and $2.9 million, respectively.

As part of the WirelessHome acquisition, the Company assumed certain unvested options that when exercised would result in approximately 113,000 shares of common stock outstanding. These options have an exercise price of approximately $5.00 per share of the Company's common stock. The unvested options resulted in additional deferred compensation of $0.3 million recorded as of the date of acquisition.

During the first quarter of 2001, the Company reversed approximately $1.8 million of deferred stock compensation previously recorded due to cancellations of unexercised stock options. As of September 28, 2001, the total deferred stock compensation outstanding was $324,000.

6.         Stock Plans

   Employee Stock Purchase Plan

In June 2000, the Company adopted the Western Multiplex Corporation Employee Stock Purchase Plan ("ESPP"), which is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986. The Company has initially reserved for issuance under the plan 1,000,000 shares of its Class A common stock. An annual increase in shares reserved will occur on the first day of each of the Company's fiscal years beginning in 2001, 2002, 2003, 2004 and 2005 as defined in the plan.

In August 2000, subsequent to the completion of the initial public offering, the Company began to administer the plan by enrolling participants in the plan and processing payroll deductions. The first day of the offering period was July 31, 2000. On January 31, 2001, the Company issued 123,025 shares at $10.20 per share to employees participating in the ESPP. On July 31, 2001, the Company issued 7,241 shares at $4.80 per share to employees participating in the ESPP.

1999 Stock Incentive Plan

In November 1999, the Company adopted the Western Multiplex Corporation 1999 Stock Incentive Plan (the "1999 Plan") for key employees, officers, directors, and consultants. The Company has reserved for issuance 10,500,000 shares of Class A common stock under the 1999 Plan. The type of awards that may be made under the 1999 Plan are incentive stock options, non-qualified options, stock appreciation rights, and other stock-based awards.

The exercise price for stock options may not be less than 100% of the fair market value of the Company's Class A common stock on the date of the grant (110% for any option granted to any stockholder who owns more than 10% of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporation), as determined by the Compensation Committee. An option may not vest at less than 20% per year over five years, and will vest on the specific schedule established by the Compensation Committee.

   Ubiquity Communication Plans

In connection with the acquisition of Ubiquity Communication, Inc. on March 24, 2000, the Company assumed the obligations under Ubiquity Communication's equity incentive plans ("Ubiquity Plans"). As a result, all options granted under the Ubiquity Plans became options to purchase shares of the Company's common stock. As of March 24, 2000, the Company assumed 137,727 options that had been granted under these plans.

   Platinum IP Stock Incentive Plan

In connection with the acquisition of WirelessHome on March 22, 2001, the Company assumed obligations under WirelessHome's Platinum IP Stock Incentive Plan ("WirelessHome Plan"). As a result, all options granted under the WirelessHome Plan became options to purchase shares of the Company's common stock. As of March 22, 2001, the Company assumed certain vested and unvested options that when converted would result in approximately 14,400 and 113,000 shares of common stock outstanding.

2000 Stock Option Plan for Non-Employee Directors

In June 2000, the Company adopted the Western Multiplex Corporation 2000 Stock Option Plan for Non-Employee Directors. The Company has reserved for issuance a maximum of 1,500,000 shares of common stock pursuant to the grant of nonqualified stock options to newly elected members of the board of directors who are not employees of the Company.

The exercise price of any option granted under this plan is the per share fair market value of our common stock on the date the option is granted except with respect to the initial grants made as of June 8, 2000 for which the exercise price is $8.50. An individual who becomes a director will receive an initial grant of an option to purchase 100,000 shares of common stock, which option will be immediately vested upon grant as to one-third of the shares subject to the option. The option will then become vested as to one-third of the shares on each of the first and second anniversaries of the date of the initial grant, so long as the director continues to serve on our board of directors on each vesting date. In addition, so long as a director continues to serve on our board of directors, the director will, as of the third anniversary of the date of the initial grant and triennially thereafter, receive an additional option to purchase 15,000 shares, the terms of which will be the same as those described above.

The following table summarizes stock option activity under the 1999 Plan, the WirelessHome Plan and the 2000 Plan for the three months ended September 28, 2001:

                                                                            Options Outstanding
                                                                     --------------------------------
                                                                                          Weighted
                                                                                          Average
                                                     Options             Number           Exercise
                                                    Available          of Shares           Price
                                                  ---------------    ---------------    -------------
          Balance at June 29, 2001                     4,685,710          9,720,991           $ 6.12
                Granted                               (1,072,420)         1,072,420             4.56
                Exercised                                      -            (86,670)            0.50
                Cancelled                                433,773           (433,773)            7.70
                                                  ---------------    ---------------    -------------
          Balance at September 28, 2001                4,047,063         10,272,968           $ 5.94
                                                  ===============    ===============    =============

As of September 28, 2001, 2,596,020 options were exercisable under the 1999 Plan, the WirelessHome Plan and the 2000 Plan previously withheld from the merger consideration.

7. Subsequent Event

On October 7, 2001, WirelessHome met certain development milestones. As a result, the Company will release from escrow $1.3 million in cash and up to approximately 835,000 shares.